Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information sets forth:

•                  the historical financial information for the six months ended June 30, 2005 as derived from the unaudited consolidated financial statements of Kite Realty Group Trust (“the Company”);

•                  the combined historical financial information for the period from January 1, 2004 through August 15, 2004 as derived from the audited financial statements of the Company’s predecessor, Kite Property Group, (“the Predecessor”);

•                  The consolidated historical financial information for the period from August 16, 2004 through December 31, 2004 as derived from the audited financial statements of the Company;

•                  pro forma adjustments and eliminations assume the following transactions were completed as of January 1, 2004 and carried forward for the purposes of the unaudited pro forma condensed consolidated statements of operations.  The unaudited pro forma financial information has been adjusted to give effect to:

•                                          purchases of operating properties as more fully disclosed in Notes 2a and 2c to the unaudited pro forma condensed consolidated financial statements;

•                                          purchases of joint venture partners’ interests for cash and units in the operating partnership as more fully disclosed in Note 2b to the unaudited pro forma condensed consolidated financial statements;

•                                          incremental 2004 general and administrative expenses related to operating as a public company;

•                                          reduction in interest expense from the repayment of indebtedness in place at the time of the Company’s initial public offering (“IPO”) as more fully disclosed in Note 2e to the unaudited pro forma condensed consolidated financial statements; and

•                                          elimination of loan prepayment penalties and other one-time expenses associated with the IPO and related formation transactions as more fully disclosed in Note 2f to the unaudited pro forma condensed consolidated financial statements

An unaudited pro forma balance sheet is not presented because all property acquisitions made by the Company are reflected in the historical unaudited consolidated balance sheet as of June 30, 2005 included in the Company’s Form 10-Q for the quarter ended June 30, 2005.

The unaudited pro-forma condensed consolidated financial information reflects adjustments only for acquisitions deemed to be probable as of the date of this filing.

You should read the information below along with the consolidated historical financial statements of the Company, which were filed as part of the Company’s annual report on Form 10-K for the year ended December 31, 2004; the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2005 and the pro forma condensed consolidated financial statements and notes thereto included in the Company’s Registration Statement on Form S-11 dated August 11, 2004 related to the Company's IPO.

The unaudited pro forma condensed consolidated financial information is presented for information purposes only, and does not purport to represent the Company’s results of operations that would have actually occurred assuming the purchase of the above properties along with their related financing transactions as of the dates specified above, nor do they purport to project the Company’s financial position or results of operations as of any future date or for any future period.  The unaudited pro forma adjustments and eliminations are based on available information and upon assumptions that the Company believe are reasonable.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2005

		2005 Property Acquisitions
		Acquisition of	Acquisition of	Acquisition of		Other
	Historical	Fox Lake	Plaza	Indian		Pro Forma		Pro Forma
	Company	Crossing	Volente	River Square	Subtotal	Adjustments		As Adjusted
		(a)	(a)	(a)
Revenue:

Minimum rent	$26,781,815	$145,835	$1,076,940	$563,882	$28,568,472	$—		$28,568,472

Tenant reimbursements	5,505,544	46,096	298,972	151,368	6,001,980	—		6,001,980
			—	—
Other property-related revenue	1,356,089	—	—	—	1,356,089	—		1,356,089

Service fee revenue	8,679,643	—	—	—	8,679,643	—		8,679,643

Other income	92,459	10,694	1,153	461	104,767	—		104,767
Total revenues	42,415,550	202,625	1,377,065	715,711	44,710,951	—		44,710,951

Expenses:

Property operating	5,251,058	26,647	149,834	137,246	5,564,785	—		5,564,785

Real estate taxes	3,432,906	25,292	183,780	72,416	3,714,394	—		3,714,394

Cost of construction and services	7,299,339	—	—	—	7,299,339	—		7,299,339

General, administrative and other	2,509,370	—	—	—	2,509,370	—		2,509,370

Depreciation and amortization	10,434,610	52,782	624,579	523,497	11,635,468	—		11,635,468

Total expenses	28,927,283	104,721	958,193	733,159	30,723,356	—		30,723,356

Operating Income	13,488,267	97,904	418,872	(17,448)	13,987,595	—		13,987,595

Interest expense	8,467,311	67,712	584,214	271,272	9,390,509	—		9,390,509

Minority interests	(92,949)	—	—	—	(92,949)	—		(92,949)

Equity in earnings of unconsolidated entities	202,351	—	—	—	202,351	—		202,351

Limited Partners’ interests in operating partnership	(1,564,759)	—	—	—	(1,564,759)	119,867	(h)	(1,444,892)

Net Income (loss)	$3,565,599	$30,192	$(165,342)	$(288,720)	$3,141,739	$119,867		$3,261,596

Weighted Average Number of Shares Outstanding - basic								19,148,267
- diluted								19,262,822

Net Income Per Share - basic and diluted								$0.17

See accompanying notes.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Twelve Months Ended December 31, 2004

				Acquisition of
			2005	Joint Venture and	2004		Other
	Historical (Note 1)		Property	Outside Minority	Property		Pro Forma		Pro Forma
	Predecessor	Company	Acquisitions	Partner Interests	Acquisitions	Subtotal	Adjustments		As Adjusted
			(a)	(b)	(c)
Revenue:

Minimum rent	$11,046,605	$15,558,827	$2,578,341	$3,104,090	$13,964,592	$46,252,455	$—		$46,252,455

Tenant reimbursements	1,662,576	2,637,230	696,717	705,997	3,371,243	9,073,763	—		9,073,763

Other property-related revenue	1,373,503	2,087,256	76,138	136,685	337,378	4,010,960	—		4,010,960

Construction and service fee revenue	5,257,201	9,333,868	—	—	—	14,591,069	—		14,591,069
									—
Other income	110,819	30,446	2,253,582	12,008	1,895	2,408,750			2,408,750
Total revenues	19,450,704	29,647,627	5,604,778	3,958,780	17,675,108	76,336,997	—		76,336,997

Expenses:

Property operating	4,130,747	3,735,195	875,679	1,008,387	2,543,029	12,293,037	—		12,293,037

Real estate taxes	1,595,578	1,835,837	395,510	369,486	2,119,847	6,316,258	—		6,316,258

Cost of construction and services	4,405,160	8,786,999	—	—	—	13,192,159	—		13,192,159

General, administrative and other	1,477,112	1,780,579	—	—	—	3,257,691	1,600,000	(d)	4,857,691

Depreciation and amortization	3,584,290	7,864,679	1,906,792	850,310	4,103,736	18,309,807	—		18,309,807

Total expenses	15,192,887	24,003,289	3,177,981	2,228,183	8,766,612	53,368,952	1,600,000		54,968,952

Operating Income	4,257,817	5,644,338	2,426,797	1,730,597	8,908,496	22,968,045	(1,600,000)		21,368,045

Interest expense	4,828,888	4,460,476	1,747,678	1,520,914	3,405,109	15,963,065	(1,226,413	)(e)	14,506,631
							(230,021	)(f)

Loan prepayment penalties and expenses	—	1,671,449	—	—	—	1,671,449	(1,671,449	)(g)	—

Minority interest (income) loss	214,887	(125,800)	—	(89,087)	(156,605)	(156,605)	—		(156,605)

Equity in earnings (loss) of unconsolidated entities	163,804	134,097	—	(3,432)	—	294,469	—		294,469

Limited Partners’ interests in operating partnership	—	146,968	—	—	—	146,968	(2,295,746	)(h)	(2,148,778)

Net Income (loss)	$(192,380)	$(332,322)	$679,119	$117,164	$5,346,782	$5,618,363	$(767,863)		$4,850,500

Weighted Average Number of Shares Outstanding - basic									19,148,267
- diluted									19,262,822

Net Income Per Share - basic and diluted									$0.25

See accompanying notes.

Kite Realty Group Trust

Notes and Management’s Assumptions to Unaudited

Pro Forma Condensed Consolidated Financial Statements

1.     Basis of Presentation

Kite Realty Group Trust (the “Company”) was organized in Maryland on March 29, 2004 to succeed to the development, acquisition, construction and real estate businesses of Kite Property Group (the “Predecessor”).  The Predecessor was owned by Al Kite, John Kite and Paul Kite (the “Principals”) and certain executives and family members and consisted of the properties, entities and interests contributed to the Company or its subsidiaries by the Principals.  The Company began operations on August 16, 2004 when it completed its initial public offering (“IPO”) and concurrently consummated certain other formation transactions.

The accompanying historical combined financial information for the Predecessor reflects the results of operations for the period from January 1, 2004 through August 15, 2004.   The accompanying historical consolidated financial information for the Company reflects the results of operations for the period from August 16, 2004 through December 31, 2004.

2.              Adjustments to Pro Forma Condensed Consolidated Income Statements

(a)   To reflect the revenues and expenses for the following properties acquired in 2005 for the periods prior to their respective acquisitions.

Property Name	Location	Acquisition Date	Acquisition Cost (Millions)	Financing Method
Fox Lake Crossing	Fox Lake, IL	February 7, 2005	$15.5	Debt
Indian River Square	Vero Beach, FL	May 16, 2005	16.5	Debt
Plaza Volente	Austin, TX	May 16, 2005	35.9	Debt

(b)         To reflect the revenues and expenses for 50 S. Morton, The Corner, International Speedway Square, Burlington Coat, Martinsville Shops, 50th & 12th, 176th & Meridian and Red Bank Commons for the period prior to the IPO.  The remaining joint venture and outstanding minority partners’ interests were acquired in connection with the IPO and related formation transactions.  This adjustment is not required for the six months ended June 30, 2005.

(c)          To reflect the revenues and expenses for the following properties acquired in 2004 for the periods prior to their respective acquisitions.  This adjustment is not required for the six months ended June 30, 2005.

Property Name	Location	Acquisition Date	Acquisition Cost (Millions)	Financing Method
Silver Glen Crossings	South Elgin, IL	April 1, 2004	$23.4	Debt
Cedar Hill Village	Cedar Hill, TX	June 28, 2004	6.8	Debt
Galleria Plaza	Dallas, TX	June 29, 2004	6.2	Debt
Wal-Mart Plaza	Gainesville, FL	July 1, 2004	8.5	Debt
Eagle Creek Pad 2	Naples, FL	July 7, 2004	1.1	Debt
Fishers Station	Fishers, IN	July 23, 2004	2.1	Debt
Hamilton Crossing	Carmel, IN	August 19, 2004	15.5	IPO Proceeds
Waterford Lakes	Orlando, FL	August 20, 2004	9.1	IPO Proceeds
Publix at Acworth	Acworth, GA	August 20, 2004	9.2	IPO Proceeds
Plaza at Cedar Hill	Cedar Hill, TX	August 31, 2004	38.6	IPO Proceeds
Sunland Towne Centre	El Paso, TX	September 16, 2004	32.1	Debt
Centre at Panola	Lithonia, GA	September 30, 2004	9.4	Debt
Marsh Supermarket	Fishers, IN	November 24, 2004	5.0	Debt
Eastgate Pavilion	Cincinnati, OH	December 1, 2004	27.6	Debt
Four Corner Square	Maple Valley, WA	December 20, 2004	10.5	Debt

(d)           To reflect estimated additional general and administrative expenses to operate as a public company for the period prior to the IPO.

(e)           To reflect for the period prior to the IPO the reduction in interest expense from the repayment of approximately $99 million of indebtedness at the time of the IPO, net of the increase from new permanent debt of $16.5 million and line of credit borrowings of $30.5 million.

(f)            To reflect the exclusion of the write off of deferred financing costs in connection with the repayment of certain indebtedness. These expenses represent one-time charges related to the IPO and related formation transactions.

(g)           To reflect the exclusion of loan prepayment penalties and other one-time expenses incurred in connection with the repayment of the Company’s bridge loan of approximately $46 million with Wachovia Bank, N.A and Lehman Commercial Paper, Inc.  These penalties and other expenses  represent one-time charges related to the IPO and related formation transactions.

(h)           To adjust the limited partners’ interest in the Operating Partnership to reflect their weighted average interest in the revenues and expenses of properties for the periods prior to their respective acquisitions and other pro forma adjustments.  On a pro forma basis, the limited partners’ interest in the Operating Partnership is 30.7%.